Exhibit 99.1

Sterling Consolidated Declares Cryptodividend – Simultaneously Files Reg A

Company unveils “DiMO”, its own cryptocurrency, to be used on the forthcoming Decentralized International Marketplace for O-Rings

NEPTUNE, N.J., February 14, 2018 /PRNewswire/ -- Sterling Consolidated Corp. (OTC: STCC) (The Company), a leading supplier of hydraulic and pneumatic seals to the automotive and industrial marketplace, today declared a cryptodividend for a U.S. public company. Each common shareholder of record as of October 26, 2018 will receive 950 DiMO tokens, the Company’s internally developed and proprietary cryptocurrency, with a payment date of December 14, 2018. The Company has also filed a Form 1-A with SEC to qualify a Reg A offering with a maximum raise of $50 million.

"The idea of a cryptodividend was developed by our CFO, Scott Chichester, said Sterling CEO Darren DeRosa. “We looked at what was happening in the ICO space and we wanted to distribute our token in a better way. In a typical ICO or direct token offering the purchaser buys the cryptocurrency but does not generally get any equity and does not participate in the growth of the Company. In our model, we distribute the cryptocurrency only to existing shareholders as a dividend for which no consideration is paid.”

Sterling has continued its successful partnership with expert Blockchain tech agency, BlockchainDriven, which has developed and deployed the DiMO token on the Rinkeby testnet. DiMO is an ERC20 compliant token on the Ethereum protocol.

“The development of our own cryptocurrency was a key part of our strategic plan,” said CFO, Scott Chichester. We continue to execute on our goal to bring the exciting technology of the Blockchain and smart contracts to the o-ring industry.”

To view our current Reg A filing which is pending regulatory review at the SEC, go to:

https://www.sec.gov/cgi-bin/browse-edgar?company=sterling+consolidated&owner=exclude&action=getcompany

To sign-up for updates about our Reg A filing go to:

http://www.sterlingconsolidated.com/rega.php

About Sterling Consolidated Corp.

Sterling Consolidated Corp., through its wholly-owned subsidiary, Sterling Seal and Supply has been a leading supplier of hydraulic and pneumatic seals to the automotive and industrial marketplace for more than 40 years.

Forward-looking Statements

This release contains statements that constitute forward-looking statements. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's financing plans; (ii) trends affecting the Company's financial condition or results of operations; (iii) the Company's growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words "may" "would," "will," "expect," "estimate," "anticipate," "believe," "intend," and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Disclaimers Regarding Regulation A

No money or other consideration is being solicited for our Regulation A+ offering at this time and if sent in to Sterling Consolidated Corp. will not be accepted. No offer to buy securities in a Regulation A+ offering of Sterling can be accepted and no part of the purchase price can be received until Sterling’s offering statement is qualified with the SEC. Any such offer to buy securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. Any indications of interest in Sterling’s offering involves no obligation or commitment of any kind.